Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
      We consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-120755 and 333-117730) and Form S-8 (File Nos. 333-119609, 333-115365 and 333-86004) of Danielson Holding Corporation of our report dated February 14, 2005, with respect to the consolidated financial statements of Quezon Power, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.
/s/ Sycip Gorres Velayo & Co.
      A Member Practice of Ernst & Young Global
Makati City, Philippines
March 10, 2005